UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 14, 2011

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2011, the Compensation Committee of the Board of Directors of NACCO Industries, Inc., referred to as NACCO, terminated (i) the NACCO Industries, Inc. Annual Incentive Compensation Plan (Effective January 1, 2010) and (ii) the NACCO Industries, Inc. Excess Retirement Plan (Effective January 1, 2008), referred to as the Old Excess Plan. The terminations are effective as of the close of business on December 31, 2011. The participants in each of the plans will receive the benefits that were accrued under the terminated plans during 2011 no later than March 15, 2012, and, as described below, the participants of the Old Excess Plan will transition to the NACCO Materials Handling Group, Inc. Excess Retirement Plan, referred to as the NMHG Excess Plan.
Also on November 14, 2011, the Compensation Committee of the Board of Directors of NACCO Materials Handling Group, Inc., which is referred to as NMHG, a wholly-owned subsidiary of NACCO, approved the adoption of an amendment and restatement, referred to as the Restatement, of the NMHG Excess Plan to be effective January 1, 2012. The Restatement amends the terms of the NMHG Excess Plan to duplicate the benefits that were provided to participants of the Old Excess Plan, while continuing to provide similar benefits to the existing participants of the NMHG Excess Plan.
The Restatement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference thereto. The foregoing summary of the Restatement is qualified in its entirety by reference to the full text of the Restatement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	The NACCO Materials Handling Group, Inc. Excess Retirement Plan (Effective January 1, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 16, 2011		NACCO INDUSTRIES, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice President, General Counsel
and Secretary